Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 3, 2019, by and among Papa John’s International, Inc., a Delaware corporation, with headquarters located at 2002 Papa John’s Boulevard, Louisville, Kentucky 40299-2367 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, an “Original Buyer” and collectively, the “Original Buyers”).

WHEREAS:

A.            The Company and each Original Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company has authorized the filing of a certificate of designation (as may be amended from time to time, the “Certificate of Designation”) in the form attached hereto as Exhibit A, creating a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the Certificate of Designation (together with any convertible preferred shares issued in replacement thereof in accordance with the terms of the Certificate of Designation, the “Series B Preferred Shares”), which Series B Preferred Shares shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation (as converted, collectively, the “Conversion Shares”).

C.            Each Original Buyer wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, that aggregate number of Series B Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 200,000) (the “Initial Series B Preferred Shares”).

D.            Subject to the terms and conditions set forth in this Agreement, any Original Buyer (and/or any Person affiliated with any Original Buyer who becomes a Buyer (as defined below) hereunder by valid assignment to such Person, in whole or in part by a Buyer, this Agreement pursuant to Section 9(g) and subject to such Person’s delivery to the Company of a duly executed Joinder Agreement (a “Joinder Agreement”) in the form attached hereto as Exhibit B (individually, an “Affiliated Buyer” and collectively, the “Affiliated Buyers” and together with the Original Buyers, individually, a “Buyer” and collectively, the “Buyers”)) may elect to purchase, and the Company will thereafter sell at the Optional Closing (as defined below), upon the terms and conditions stated in this Agreement, an aggregate number of Series B Preferred Shares as set forth in this Agreement (the “Optional Series B Preferred Shares” and together with the Initial Series B Preferred Shares, but excluding any shares sold to franchisees pursuant to Section 4(i), the “Purchased Shares”).

E.             As a condition precedent to the Initial Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C

(the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F.              The Series B Preferred Shares and the Conversion Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.                                      PURCHASE AND SALE OF SERIES B PREFERRED SHARES.

(a)                                 Purchase of Series B Preferred Shares.

(i)                                     Initial Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Original Buyer, and each Original Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), the number of Initial Series B Preferred Shares as is set forth opposite such Original Buyer’s name in column (3) on the Schedule of Buyers (the “Initial Closing”).

(ii)                                  Optional Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, any Buyer (which, for the avoidance of doubt, may be an Affiliated Buyer, to the extent such right is validly assigned in accordance with Section 9(g)) may elect to purchase, and the Company shall agree to issue and sell to the participating Buyers, on the Optional Closing Date (as defined below) a number of Optional Series B Preferred Shares (allocated among the Buyers at the Buyers’ sole discretion) not to exceed the lesser of (x) 50,000 Series B Preferred Shares (in the aggregate among all participating Buyers) and (y) the difference between the Maximum Share Amount and the Purchased Shares acquired by all Buyers immediately prior to the consummation of the purchase contemplated by this Section 1(a)(ii) (the closing of the transactions described in this Section 1(a)(ii), the “Optional Closing” and together with the Initial Closing, each a “Closing”). Promptly upon determination by the Buyers of the allocation of the number of Optional Series B Preferred Shares to be purchased by each Buyer at the Optional Closing, but in any event not later than March 27, 2019, the Buyers shall deliver to the Company a written notice (the “Optional Closing Notice”) indicating the Optional Closing Date and the number of Optional Series B Preferred Shares, if any, each Buyer has, subject to satisfaction of the conditions to the consummation of the Optional Closing set forth in Sections 6 and 7, irrevocably elected to purchase at the Optional Closing. As used in this Agreement, “Maximum Share Amount” means the number of Series B Preferred Shares that would, upon conversion (without regard to any limitation on such conversion set forth in Section 6(e)(i) or Section 6(e)(ii) of the Certificate of Designation) at the Conversion Price (as defined in the Certificate of Designation), yield a number of shares of Common Stock equal to the Exchange Cap (as defined in the Certificate of Designation).

(b)                                 Closing Date.

(i)                                     Initial Closing Date.  The date and time of the Initial Closing (the “Initial Closing Date”) shall be on February 4, 2019 (or such other date and time as is mutually agreed to by the Company and each Original Buyer) after notice of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  The location of the Initial Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Original Buyers.

(ii)                                  Optional Closing Date.  The date and time of the Optional Closing (the “Optional Closing Date” and together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York City time, on such date as set forth in the Optional Closing Notice to be no later than March 29, 2019 (or such other date and time as is mutually agreed to by the Company and each Buyer) and after notification of satisfaction (or waiver) of the conditions to the Optional Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  The location of the Optional Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Buyers.

(c)                                  Purchase Price.  Each Buyer shall pay $1,000 for each Series B Preferred Share to be purchased by such Buyer at the applicable Closing (the “Purchase Price”). The aggregate purchase price for the applicable Purchased Shares shall be the product of (i) $1,000 and (ii) the aggregate number of Series B Preferred Shares purchased by the applicable Buyers at the applicable Closing (less, in the case of Starboard Value and Opportunity Master Fund Ltd. (the “Lead Investor”), the amounts withheld pursuant to Section 4(f)).

(d)                                 Form of Payment.  On the applicable Closing Date, (i) each applicable Buyer shall pay its applicable Purchase Price to the Company for the applicable Purchased Shares at the applicable Closing (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue to such Buyer in book-entry form such number of applicable Series B Preferred Shares and deliver to such Buyer a copy from the Company’s books and records evidencing such issuance.

2.                                      BUYER’S REPRESENTATIONS AND WARRANTIES.  Each applicable Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the applicable Closing Date:

(a)                                 Organization and Qualification.  Such Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Such Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, “Buyer Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Buyer of any of the transactions contemplated hereby on a timely basis or (ii) the material compliance by such Buyer with its obligations under the Transaction Documents (as defined in Section 3(b)).

(b)                                 Consents.  Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which such Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date, and such Buyer is unaware of any facts or circumstances that might prevent such Buyer from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(c)                                  Sufficient Funds.  At the applicable Closing, such Buyer will have available funds necessary to consummate the purchase of the applicable Purchased Shares and pay to the Company the applicable Purchase Price for such Series B Preferred Shares, as contemplated by Section 1(c).

(d)                                 Ownership of Shares.  Such Buyer and its affiliates beneficially own 1,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) (without giving effect to the issuance of the Series B Preferred Shares).

(e)                                  No Public Sale or Distribution.  Such Buyer is acquiring the applicable Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that except as otherwise set forth in the Transaction Documents, by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(f)                                   Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Series B Preferred Shares and (ii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment.

(g)                                  Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.  Prior to the applicable Closing, such Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and such Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

(h)                                 Information.  Such Buyer and its advisors, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(i)                                     No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)                                    Transfer or Resale.  Such Buyer acknowledges that:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, (ii) such Buyer cannot sell, transfer, or otherwise dispose of any of the Securities, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the 1933 Act and any other applicable securities laws; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (except pursuant to the Registration Rights Agreement).  Notwithstanding the foregoing, but subject to the Company’s Policies to the extent applicable, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(j); provided, however, such Buyer complies with its obligations, if any, set forth in Section 4(g). As used in this Agreement, “Policies” means the Company’s agreements, policies, procedures, processes, codes, rules, standards and guidelines of the Company applicable to non-employee Board members (including confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company).

(k)                                 General Solicitation. To such Buyer’s knowledge, neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(l)                                     Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Buyer.

(m)                             Authorization; Validity; Enforcement.  Such Buyer has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which such Buyer is a party.  The execution and delivery of this Agreement and the other applicable Transaction Documents to which such Buyer is a party by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(n)                                 No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to such Buyer or by which any property or asset of such Buyer is bound or affected, in each case other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(o)                                 No Other Company Representations or Warranties.  Such Buyer acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3. In connection with the due diligence investigation of the Company by such Buyer and its representatives, such Buyer and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Buyer is familiar, that such Buyer is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Buyer (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, such Buyer will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto.  Notwithstanding anything to the contrary in this Agreement or any Transaction Document, other than the Company’s representations and warranties set forth in Section 3(s)(iii), Section 3(dd) and Section 3(gg) and the Company’s covenant set forth in Section 4(h), such Buyer acknowledges that none of the Company, any of its affiliates or any other Person on behalf of the Company or otherwise makes or has made any representation or warranty in respect of (i) the Current Proceedings and (ii) any conduct, statements or actions of any member of the Founder Group (as defined in Section 3(a)) in any capacity. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, with respect to the Company, the term “affiliate” shall not include any member of the Founder Group.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the applicable Closing Date, except as (A) disclosed in all reports, schedules, forms, statements and other documents required to be filed and so filed by it with, or furnished by it to, the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished prior to such Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) other than any risk factor disclosures in any such SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the 1933 Act or the 1934 Act, (it being acknowledged that nothing disclosed in the SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3(b), 3(c), 3(d), 3(e), 3(g), 3(h), 3(i), 3(o), 3(w)-(x) or 3(z)-(hh)) or (B) set forth in the confidential disclosure letter delivered by the Company to the Buyers prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information, item or matter is relevant to such other section or subsection):

(a)                                 Organization and Qualification.  Each of the Company and each of its “Subsidiaries” (which for purposes of this Agreement, means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any change, effect, event, occurrence or development that has a material adverse effect (i) on the business, operations, or financial condition of the Company and the Subsidiaries, taken as a whole, (ii) on the Company’s ability to consummate any of the transactions contemplated hereby on a timely basis or (iii) on the Company’s material compliance with its obligations under the Transaction Documents, provided, that, with respect to clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) changes in the industry in which the Company or its Subsidiaries operate or changes or developments in public perceptions of the quick service restaurant industry and/or the products offered by the industries in which the Company or any of its Subsidiaries operate; (B) changes in the general economic or business conditions within the U.S. or other jurisdictions or any change in prices, availability or quality of raw materials used in the businesses of the Company, its Subsidiaries or its franchisees; (C) general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes); (D) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes or acts of god or weather conditions, (E) political conditions, including acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (F) any change in GAAP (as defined in Section 3(j)) or any change in laws (or interpretation or enforcement thereof); (G) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, financing sources, customers, suppliers, franchisees or partners); (H) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; (I) a decline in the trading price or trading volume of the Company’s common stock or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; (J) any actions taken, or failure to take any action, in each case, to which the Buyers have or the Lead Investor (acting on behalf of the Buyers) has expressly given advance written approval or consent, that is affirmatively required by this Agreement or requested by a Buyer; (K) any action or matter set forth on Schedule 3(a) of the Company

Disclosure Letter; (L) any Current Proceedings; and (M) any action, changes or developments (including any impact on the business, operations or prospects of the Company and its Subsidiaries as a result thereof) by or with respect to the Company or any of its Subsidiaries, arising out of or relating to (i) the Current Proceedings or (ii) any statements or actions of the Founder Group; provided that a material adverse effect described in any of the foregoing clauses (A) through (F) may be taken into account to the extent the Company and its Subsidiaries are disproportionately affected thereby relative to other companies in the industries in which the Company and its Subsidiaries operate; provided, further, that the foregoing clauses (G) and (J) shall not apply to Sections 3(b)-(i), Sections 3(w)-(x) and Sections 3(z)-(hh).  As used in this Agreement, “Current Proceedings” means any proceedings as asserted as of the date hereof (i) by, against or related to the Founder Group, whether in connection with the Company, the Board or any committee thereof, or any of the directors, officers, franchisees, counterparts, vendors, suppliers or employees of the Company or the business of such parties or otherwise or (ii) in respect of, arising out of or related to any rights plan of the Company. As used in this Agreement, “Founder Group” means, collectively, John H. Schnatter and his family members, and his and their affiliates, charitable foundations and any other affiliated entities, charitable foundations or entities controlled by such persons.  As used in this Agreement, “knowledge” means, with respect to the Company, the actual knowledge as of the date hereof of (i) Steve M. Ritchie, Caroline Miller Oyler, Michael R. Nettles and Joseph H. Smith, in each case, after reasonable inquiry of such person’s direct reports, and (ii) the members of the Special Committee (as defined below) solely in connection with such person’s service on the special committee of the Company’s Board of Directors (the “Board”) formed on or about July 15, 2018 (the “Special Committee”) and solely for purposes of the representations and warranties set forth in Section 3(s)(iii).  Notwithstanding anything to the contrary, no person shall have any liability (personal or otherwise) as a result of their status within the definition of “knowledge.”

(b)                                 Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, the Governance Agreement in the form attached hereto as Exhibit E (the “Governance Agreement”), any Joinder Agreement and each of the other agreements entered into (or to be entered into) by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series B Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series B Preferred Shares have been duly authorized by the Board and (other than the filing with the SEC of a Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies) no further filing, consent, or further authorization is required by the Company, the Board or its stockholders.  This Agreement and the other Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Certificate of Designation in the form attached hereto as Exhibit A shall be filed on February 4, 2019 with the Secretary of State of the State of Delaware and, as of such filing, shall be in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c)                                  Issuance of Securities.  The issuance of the Series B Preferred Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and the Series B Preferred Shares shall be fully paid and nonassessable with the holders being entitled to the rights and preferences set forth in the Certificate of Designation.  As of the date hereof, the Initial Required Reserved Amount (as defined in the Certificate of Designation) has been duly authorized and reserved for issuances with respect to the Series B Preferred Shares.  Upon conversion of the Series B Preferred Shares in accordance with the Certificate of Designation, the applicable Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series B Preferred Shares and reservation of the Initial Required Reserved Amount and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws (each, as defined in Section 3(o)) or any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company’s Subsidiaries or any capital stock of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”) and applicable laws of the State of Delaware and any foreign, federal, and other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)                                  Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof and other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to such Closing Date (or in the case of the filings detailed above, will be made timely after such Closing Date), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)                                   Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives, including, without limitation, any placement agent or investment bank retained by the Company in connection with the sale of the Securities.

(g)                                  No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h)                                 No Integrated Offering.  None of the Company nor its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(i)                                     Application of Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement (including, without limitation, that certain Rights Agreement dated as of July 22, 2018 by and between the Company and Computershare Trust Company, N.A., as rights agent, as amended by Amendment No. 1 thereto, dated as of February 3, 2019, by and between the Company and Computershare Trust Company, N.A., as rights agent)) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the State of Delaware which is or could reasonably be expected to become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(j)                                    SEC Documents; Financial Statements; No Undisclosed Liabilities.  During the two (2) years prior to the date hereof, the Company has timely filed all the SEC Documents required to be filed by it with the SEC pursuant to the 1934 Act.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended (and in both cases, the rules and regulations of the SEC promulgated thereunder), in each case, applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) liabilities related to the Current Proceedings and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2017 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by the Transaction Documents or otherwise incurred in connection with the transactions contemplated hereby and thereby, (iv) that have been discharged or paid prior to the date of this

Agreement, or (v) that have been incurred in the ordinary course, consistent in nature with the Company’s past practice prior to the date hereof.

(k)                                 Absence of Certain Changes.  Except matters (x) related to the Current Proceedings or (y) which are disclosed in Schedule 3(k), since December 31, 2017 (a) except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)                                     No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, except (i) with respect to matters related to the Current Proceedings and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                             Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), the Certificate of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the

Principal Market except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and has no knowledge of any facts or circumstances that would reasonably be expected to lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as set forth in Schedule 3(m), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  Except as set forth in Schedule 3(m), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no written communication from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)                                 Transactions With Affiliates.  Except as set forth on Schedule 3(n) of the Company Disclosure Letter, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner, in each case that would require disclosure in an SEC filing made by the Company (if such filing were being made on the date hereof) pursuant to Item 404 of Regulation S-K under the 1934 Act.

(o)                                 Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 31,667,620 shares are issued and outstanding, 6,556,075 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 124,773 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Series B Preferred Shares) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding as of the date hereof.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  As of the applicable Closing Date, (i) the Series B Preferred Shares shall rank senior to all capital stock of the Company and (ii) there will be no Pari Passu Stock or Senior Stock (each as defined in the Certificate of Designation) as of such Closing Date.  Except pursuant to the Company’s stock option and purchase plans or other incentive plans and as disclosed in: (i) Schedule 3(o)(i), none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(o)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) Schedule 3(o)(iii), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (iv) Schedule 3(o)(iv), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) Schedule 3(o)(v), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) Schedule 3(o)(vi), neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the applicable Closing Date (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the applicable Closing Date (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(p)                                 Indebtedness and Other Contracts.  Except with respect to the covenants contained in (i) that certain Credit Agreement, dated August 30, 2017, by and among the Company, as borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lending institutions that are parties thereto, as Lender, as amended, and (ii) that certain First Amended and Restated Credit Agreement by and among the Company, the Guarantors party thereto, PNC Bank, National Association, as a lender and in its capacity as Administrative Agent for the lenders; JPMorgan Chase Bank, N.A., as a lender and in its capacity as Co-Syndication Agent for the lenders; Bank of America, N.A., as a lender and in its capacity as Documentation Agent for the lenders; U.S. Bank, National Association, as a lender and in its capacity as Co-Syndication Agent for the lenders, and Branch Banking and Trust Company, as a lender (collectively, the “Credit Agreements”), the Company is not party to any material loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement, and is not subject to any provision in the Certificate of Incorporation or Bylaws that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designation. The Company and its Subsidiaries are not in material breach of, or default or violation under, the Credit Agreements.

(q)                                 Absence of Litigation.  The Company has received no written notice of any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except (i)

(A) with respect to the Current Proceedings and (B) as set forth in Schedule 3(q), and (ii) in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                                   Employee Relations.

(i)                                     Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Since December 31, 2017, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened.  As of the date hereof, no executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer will terminate such officer’s employment with the Company or any such Subsidiary.

(ii)                                  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(iii)                               Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except for the Current Proceedings and those set forth in Schedule 3(s), the Company has no knowledge of (a) any Conduct Violations during the last five years, (b) any claims or allegations made in the last five years of any Conduct Violations (other than any which, having been appropriately investigated and have been found to not have been substantiated or material to the Company’s and its Subsidiaries’ business, taken as a whole), or (c) any settlement agreements entered into by the Company or its Subsidiaries in the last five years related to allegations of Conduct Violations. As used in this Agreement, “Conduct Violations” means (a) reported complaints made to the Company against any executive officer or director of the Company of (i) sexual harassment or misconduct, (ii) racial discrimination or hostility, or (iii) material breaches of the Company’s Code of Ethics and Business Conduct, Equal Employment Opportunity Policy or Workplace Harassment Policy, or (b) any conduct investigated or discovered by the Special Committee, or which the Special Committee has knowledge of, including without limitation, conduct related to but not alleged in the Current Proceedings, that would reasonably be expected to have a Material Adverse Effect.

(t)                                    Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)                                 Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except where failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3(u), none of the Company’s or its Subsidiaries’ material Intellectual Property Rights have expired or terminated or have been abandoned.  The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(v)                                 Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply or the failure to obtain such permit, license or approval would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to human health (to the extent related to exposure to Hazardous Materials (as hereinafter defined)), pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, orders, or regulations issued, entered, promulgated or approved thereunder.

(w)                               Investment Company Status. Neither the Company nor any Subsidiary is an “investment company,” and, to the Company’s knowledge, neither the Company nor any Subsidiary is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(x)                                 Tax Status.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary of the Company (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(y)                                 Internal Accounting and Disclosure Controls. The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) in accordance with Rule 13a-15 under the 1934 Act in all material respects. During the twelve (12) months prior to the date hereof, neither the Company nor any of its Subsidiaries has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(z)                                  Eligibility for Registration. As of the date hereof, the Company is eligible to register the Series B Preferred Shares and the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(aa)                          U.S. Real Property Holding Corporation.  The Company is not a United States real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the applicable Closing Date, and the Company shall provide certification as of the applicable Closing Date satisfying section 1445(b)(3) of the Code and the Treasury Regulations issued thereunder upon any Buyer’s request.

(bb)                          Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(cc)                            Compliance with Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and the implementing rules and regulations promulgated thereunder (collectively, the “Anti-Money Laundering Laws”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, employee, agent or affiliate thereof is, or is directly or indirectly owned 50% or more by, a Person that is currently the subject or the target of any economic sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other applicable sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, or affiliate thereof, is organized or resident in a country or territory that is the subject or target of comprehensive country-wide Sanctions Laws prohibiting trade with the country or territory (as of the Initial Closing Date, Crimea, Cuba, Iran, North Korea, and Syria); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company nor any of its Subsidiaries will use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity in material violation of any applicable Sanctions Law.

(ee)                            Anti-Bribery.  Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, or agent thereof, in each case acting in their capacity as such, has, within the last five (5) years, either directly or indirectly through any third party, (i) made, promised, offered or authorized any unlawful payment or gift to or for the benefit of any foreign or domestic government official or employee, political party or candidate for political office; (ii) violated or is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.K. Bribery Act 2010, or any other anti-bribery or anti-corruption law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), or (iii) otherwise made any unlawful bribe, payoff, influence payment, or kickback in violation of Anti-Bribery Laws; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve material compliance with the Anti-Bribery Laws; neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity that would violate any Anti-Bribery Law.

(ff)                              Investigations and Proceedings.  No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body or involving the Company or any of its Subsidiaries, or any of their respective directors, officers, employees or agents, in each case acting in their capacity as such, with respect to the Anti-Money Laundering Laws, the Sanctions Laws, or the Anti-Bribery Laws is pending or, to the knowledge of the Company, threatened.

(gg)                            No Disqualification Events. With respect to the Purchased Shares, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder, if any.

(hh)                          No Other Buyer Representations and Warranties. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 2 and 4(f).

4.                                      COVENANTS.

(a)                                 Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)                                 Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities if required under Regulation D and shall provide a copy thereof to any Buyer promptly upon such Buyer’s request.  Following each Closing Date, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States.

(c)                                  Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and none of the Series B Preferred Shares are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use commercially reasonable efforts to maintain its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use commercially reasonable efforts to maintain its eligibility to register the Series B Preferred Shares and the Conversion Shares for resale by the Investors on Form S-3.

(d)                                 Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e)                                  Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries (except to the extent the same are (x) filed or furnished to the SEC and available as described below; or (y) otherwise widely disseminated via a national news wire or similar service), and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. Notwithstanding the foregoing, the Company shall not be obligated to send or deliver any of the foregoing to the Investors to the extent any of them are filed, furnished or otherwise made publicly available on the Company’s website or the SEC’s EDGAR (or any similar) electronic filing system. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                                   Fees.  The Company shall reimburse the Lead Investor (a Buyer) or its designee(s) for its costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (to the extent not previously reimbursed by the Company) pursuant to that certain letter agreement dated January 2, 2019 (as amended, the “Expense Agreement”), by and between the Company and Starboard Value LP, which payment may be satisfied in full by the Lead Investor’s withholding of such amount from the applicable Purchase Price payable by the Lead Investor to the Company at the Initial Closing or the Optional Closing, to the extent not previously reimbursed by the Company. Such reimbursement shall be subject to all terms, conditions and limitations set forth in the Expense Agreement. The Lead Investor represents and warrants to the Company that it is the valid designee of Starboard Value LP for purposes of reimbursement pursuant to the Expense Agreement.  Except as otherwise set forth in the Transaction Documents or Expense Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Series B Preferred Shares to the Buyers.

(g)                                  Transfer or Resale; Pledge of Securities.  Subject to the conditions set forth in Section 5(a) and the terms of the Governance Agreement, (i) no Buyer shall offer for sale, sell, assign or transfer the Securities unless (A) subsequently registered thereunder, (B) such sale, assignment or transfer is made to the Company, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to (i) Regulation S promulgated under the 1933 Act; or (ii) another valid exemption from registration under the 1933 Act or the rules and regulations of the SEC thereunder, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to: (i) Rule 144 promulgated under the 1933 Act (“Rule 144”); or (ii) Rule 144A promulgated under the 1933 Act (“Rule 144A”).  Except as set forth in the

Company’s Policies (as defined in the Governance Agreement), the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities and the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder; provided, that such Investor, so long as any employee of such Investor serves on the Board, (i) provides prompt written notice to the Company if any event of default pursuant to any such bona fide margin agreement or other loan or financing arrangement results in any pledgee exercising its right to foreclose on such collateral, (ii) agrees with the pledgee in writing at the time of or prior to such pledge that the Company will be entitled to repurchase any Series B Preferred Shares so pledged before or after any foreclosure by the pledgee for the Company Optional Redemption Price (as defined in the Certificate of Designation) and (iii) agrees with the pledgee in writing at the time of or prior to such pledge that, in the event of foreclosure, such pledgee will not be entitled to exercise any rights of Starboard (as defined in the Governance Agreement) set forth in the Governance Agreement; provided, further, that an Investor and its pledgee shall be required to comply with the provisions of Section 2(j) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  Notwithstanding anything in this Agreement to the contrary, the Buyers’ rights set forth in Section 4(j) shall not be saleable, transferable or assignable by any Buyer except to any of its affiliates.

(h)                                 Disclosure of Transactions and Other Material Information.  The Company shall (i) at approximately 7:00 a.m. but no later than 8:00 a.m., New York City time, on February 4, 2019, issue a press release and file a Current Report on Form 8-K, in each case, reasonably acceptable to the Lead Investor, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and (ii) on or before 4:30 p.m., New York City time, on February 4, 2019, file a Current Report on Form 8-K reasonably acceptable to the Lead Investor attaching this Agreement, the Governance Agreement, the form of the Certificate of Designation and the Registration Rights Agreement as exhibits to such filing (which shall not include schedules or exhibits not customarily filed with the SEC). The Company shall use its commercially reasonably efforts to not, and to cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer that at the applicable time of determination does not have an affiliate who serves on the Board, with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Initial Closing Date without the express prior written consent of such Buyer or as otherwise contemplated by the Transaction Documents.  To the extent that the Company delivers any material, nonpublic information to a Buyer without such Buyer’s consent at a time when such Buyer does not have an affiliate who serves on the Board, the Company hereby covenants and agrees that, unless otherwise expressly agreed between such Buyer and the Company, such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents not to trade on the basis of, such material, nonpublic information. The Company understands and confirms that each of such Buyers will rely (in their own discretion) on the foregoing in effecting transactions in securities of the Company.

(i)                                     Additional Series B Preferred Shares; Franchisees Purchase of Series B Preferred Shares.  So long as any Buyer beneficially owns any Securities, without the prior written consent of the Required Holders (as defined in Section 9(e)), the Company will not issue any Series B Preferred Shares other than as contemplated by the Transaction Documents.  Notwithstanding the foregoing, the Company may offer and sell Series B Preferred Shares (in lots of no less than ten (10) Series B Preferred Shares per franchisee) on or prior to March 30, 2019 to franchisees of the Company so long as (x) the issuances will not reduce the number of Series B Preferred Shares purchased and purchasable by the Buyers pursuant to Section 1 hereof as a result of lowering the number of Series B Preferred Shares available to purchase by such Buyers at any of the Closings pursuant to Section 1 by reason of any sale to franchisees of the Company and (y) the number of Series B Preferred Shares offered and sold to such franchisees is not greater than the lesser of (x) 10,000 Series B Preferred Shares and (y) the difference between the Maximum Share Amount and the sum of (1) the Purchased Shares acquired by all Buyers immediately prior to the consummation of the purchase contemplated by this Section 4(i) and (2) in case the consummation of the purchase contemplated by this Section 4(i) occurs prior to the Optional Closing, the maximum Optional Series B Preferred Shares that may be purchased by the Buyers pursuant to Section 1(a)(ii); provided, that such franchisees of the Company must be eligible to purchase Series B Preferred Shares without jeopardizing the exemption from the registration requirement of the 1933 Act relied upon by the Company to issue any Series B Preferred Shares pursuant to any Transaction Document; provided, further, that any agreement entered into by the Company and the Company’s franchisees in connection with the issuance of any Series B Preferred Shares to such franchisees as contemplated by this Section 4(i) shall not have the effect of impairing the rights granted to the Buyers in this Agreement or any of the other Transaction Documents or otherwise conflicts with the provisions hereof or thereof.  The Company shall promptly, but in any event prior to April 5, 2019 notify the Buyers in writing the number of Series B Preferred Shares purchased by the franchisees hereunder.  In the event the Principal Market (or other applicable Eligible Market (as defined in the Registration Rights Agreement)) determines that the amount of Series B Preferred Shares issuable pursuant to the Transaction Documents is required to be cutback, then, any such cutback shall be effected in the following order of priority: (i) first, the number of Series B Preferred Shares issuable to franchisees of the Company as contemplated by this Section 4(i), and (ii) second, any Optional Series B Preferred Shares issuable pursuant to Section 1(a)(ii).

(j)                                    Additional Issuances of Securities.

(i)                                     For purposes of this Section 4(j), the following definitions shall apply.

(1)                                 “Approved Stock Plan” means any employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan, retirement plan or any similar compensation or benefit plan, program or agreement which has been approved by the Board or the Compensation Committee of the Board, pursuant to which the Company’s securities may be issued to any employee, officer, director or other agents for services provided to the Company.

(2)                                 “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(3)                                 “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(4)                                 “Excluded Securities” means any: (i) shares of Common Stock issued or issuable (including upon the exercise of Options) (A) under any Approved Stock Plan; (B) pursuant to the terms of the Certificate of Designation (including in the Optional Closing and to the Company’s franchisees as contemplated in Section 4(i)); (C) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; or (D) pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; (ii) securities of a Subsidiary of the Company issued to the Company or a Subsidiary of the Company, (iii) securities of a joint venture (provided that no affiliate (other than any Subsidiary) of the Company acquires any interest in such securities in connection with such issuance); or (iv) securities issued in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business; provided, that the foregoing clauses (i)(D), (iii) and (iv) shall not include a transaction in which the Company or applicable joint venture, as applicable, is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

(5)                                 “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(6)                                 “Right of Participation Percentage” means the percentage yielded from dividing (i) the number of shares of Common Stock issuable upon conversion of the aggregate number of Purchased Shares that were purchased by the Buyers on or prior to the applicable date requiring determination (without regard to the limitation on conversion set forth in Section 6(e)(i) of the Certificate of Designation) (the “Underlying Conversion Shares”), by (ii) the sum of (x) the total number of shares of Common Stock issued and outstanding at the last Closing that occurred prior to the applicable date requiring determination and (y) the Underlying Conversion Shares.

(7)                                 “Subsequent Placement” means the issuance, sale, grant of any option to purchase, exchange or other disposition of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities (other than the issuance and sale of the Optional Series B Preferred Shares or sales to franchisees pursuant to Section 4(i)), including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.

(ii)                                  From the date hereof until the earlier to occur of (x) the Initial Closing Date and (y) the termination of this Agreement in accordance with Section 8, the Company shall not effect any Subsequent Placement.  From the Initial Closing Date until the date that the Buyers hold, in the aggregate, less than 10% of the Purchased Shares, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(j)(ii).  Each Buyer may assign all or any portion of its right of participation set forth in this Section 4(j) to one or more of its affiliates in accordance with Section 9(g)(y).

(1)                                 The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended Subsequent Placement (the “Offer”), which Offer Notice shall (A) identify and describe the terms and provisions of the securities being offered (the “Offered Securities”), (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities proposed to be issued, sold or exchanged (for the avoidance of doubt, such price and/or number or amount of the Offered Securities may be a formula or a reasonable range), and (C) offer to issue and sell to or exchange with such Buyers (or at such Buyer’s discretion, any of such Buyer’s affiliates) a portion of the Offered Securities equal to the Right of Participation Percentage of the Offered Securities multiplied by a fraction, the numerator of which is the Conversion Amount (as defined in the Certificate of Designation) of the Series B Preferred Shares held by the Buyers and any of their affiliates on the date that the Company delivers the applicable Offer Notice and the denominator of which is the aggregate Conversion Amount of all Purchased Shares acquired by the Buyers on or prior the applicable date requiring determination, allocated among such Buyers (or their affiliates) at such Buyers’ discretion (the “Basic Amount”).

(2)                                 To accept an Offer, in whole or in part, such Buyer (or its affiliates) must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (or such shorter period if the Offer Notice was sent in less than five (5) Business Days prior to the proposed issuance date, but in no event less than two (2) Business Days) (the “Offer Period”), setting forth the portion of such Buyer’s portion of the Basic Amount that such Buyer elects to purchase (the “Notice of Acceptance”).  If the Company offers two (2) or more securities in units to the other participants in the Subsequent Placement, the participating Buyers must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(3)                                 Simultaneously with the closing of the Subsequent Placement giving rise to the Buyers’ participation right, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer Notice; provided, however, that the closing of any purchase by any participating Buyer may be extended beyond the closing of the sale of the Offered Securities giving rise to such preemptive right to the extent reasonably necessary to (i) obtain required approvals from any governmental authority or (ii) permit the participating Buyer to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners, in which case such closing shall occur on the second (2nd) Business Day after receipt of such required approvals or expiration of mandatory capital call notice periods under the applicable fund organizational documents.

(4)                                 The Company shall have thirty (30) calendar days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, in each case, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(5)                                 Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(j)(ii)(3) and (4) above may not be issued, sold or exchanged after the expiration of the thirty (30) calendar day period described in Section 4(j)(ii)(4) above until they are again offered to the Buyers under the procedures specified in this Section 4(j)(ii).

(iii)                               Notwithstanding anything in this Agreement to the contrary, the restrictions contained in this Section 4(j) shall not apply in connection with the issuance of any Excluded Securities.

(iv)                              Notwithstanding anything in this Section 4(j) to the contrary, the Company will not be deemed to have breached this Section 4(j) if, not later than thirty (30) Business Days following the consummation of any Subsequent Placement in contravention of this Section 4(j), the Company or the transferee(s) in connection with such Subsequent Placement offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to each Buyer so that, taking into account such previously-issued securities pursuant to the Subsequent Placement, each Buyer will have had the right to purchase or subscribe for such securities in a manner consistent with the allocation and other terms and upon same economic and other terms provided for in Section 4(j)(ii).

(k)                                 Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws, except where such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)                                     Legends. The book-entry accounts maintained by the Company’s transfer agent representing the Series B Preferred Shares and the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities bearing such legend):

[NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THESE SECURITIES HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT AND THE SELLER PROVIDES REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD PURSUANT TO SUCH RULE. THE SECURITIES ARE FURTHER SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 3, 2019, BY AND AMONG THE COMPANY AND THE INVESTORS LISTED ON THE SCHEDULE OF BUYERS ATTACHED THERETO (THE “SECURITIES PURCHASE AGREEMENT”). NOTWITHSTANDING THE FOREGOING, BUT SUBJECT TO SECTION 4(G) OF THE SECURITIES PURCHASE AGREEMENT AND THE COMPANY’S POLICIES (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT), THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue to the holder of such Securities by electronic delivery at (x) if eligible and requested by the holder, the applicable balance account at The Depository Trust Company, and (y) on the books of the Company or its transfer agent, if in the case of each of (x) and (y) (i) such Securities are registered for resale under the 1933 Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company (with Schulte Roth & Zabel LLP deemed reasonably acceptable to the Company) in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

(m)                             Transfer Taxes.  The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of the Series B Preferred Shares and (y) the issue of Conversion Shares upon conversion of the Series B Preferred Shares. However, in the case of conversion of Series B Preferred Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or Series B Preferred Shares to a beneficial owner other than the beneficial owner of the Series B Preferred Shares immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(n)                                 USRPHC.  In the event that the Company reasonably determines in good faith that 40% or more of the Company’s USRPHC Asset Base (as defined below) consists of “United States real property interests” (within the meaning of Section 897(c)(1) of the Code), the Company shall promptly notify the Buyers of such determination in writing.  For purposes of the foregoing, the Company’s “USRPHC Asset Base” shall mean the amount determined under Section 897(c)(2)(B) of the Code.

(o)                                 Investment Company.  So long as any Buyer holds any Securities, the Company will not take any actions that would be reasonably likely to cause it to be an “investment company,” or a company controlled by an “investment company” other than any Buyer, as such terms are defined in the Investment Company Act of 1940, as amended.

(p)                                 No Integrated Offering.  None of the Company, its Subsidiaries or any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings such that the offerings would require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, in connection with the offer and sale of any Series B Preferred Shares to franchisees of the Company pursuant to Section 4(i).

(q)                                 Public Disclosures. Each Buyer agrees that, from the date of this Agreement until the earlier of (x) the expiration or termination of the Standstill Period (as defined in the Governance Agreement) and (y) the date on which Jeffrey C. Smith ceases to be Chairman of the Board, no Buyer shall, and each Buyer shall cause each of its controlled Affiliates (including Starboard), its Associates and the Starboard Appointee (as defined in the Governance Agreement) (and any Replacement Director (as defined in the Governance Agreement) thereof who is not Independent of Starboard (as defined in the Governance Agreement)) not to, in each case directly or indirectly, in any manner, publicly disclose any intent or proposal to change the Company’s management, business, capitalization, organizational documents or corporate structure, other than any statements or disclosures made by Mr. Smith in his capacity as a director of the Board.  The terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

5.                                      TRANSFER RESTRICTIONS; REGISTER

(a)                                 Transfer Restriction.  Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, until the first anniversary of the Initial Closing Date, no Buyer shall, directly or indirectly, sell, transfer or otherwise dispose of any Securities without the Company’s prior written consent (such consent to be provided or withheld by a majority of Company’s directors voting who are independent directors and disinterested in the matter); provided, however, a Buyer may sell, transfer or otherwise dispose of Securities to an affiliate of such Buyer without the Company’s prior written consent; provided, further, that such Buyer provides prompt written notice to the Company of such transfer, including the name and contact information of the affiliate transferee, and such affiliate transferee agrees in writing to be bound by the terms of the Transaction Documents to which the Buyers are parties (which agreement is also provided to the Company with such notice).

(b)                                 Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company or its transfer agent as the Company may designate by notice to each holder of Securities), a register for the Series B Preferred Shares in which the Company shall record the name and address of the Person in whose name the Series B Preferred Shares have been issued (including the name and address of each transferee), the Stated Value (as defined in the Certificate of Designation) of the Series B Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Series B Preferred Shares.  The Company shall keep the register open and available during business hours for inspection by any Buyer or its legal representatives upon one (1) Business Day prior written request by such Buyer or its legal representatives.

6.                                      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the applicable Series B Preferred Shares to each Buyer at the applicable Closing, is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (in whole or in part) by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                                     Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)                                  If such Buyer is an Affiliated Buyer, such Affiliated Buyer shall have duly executed and delivered to the Company a Joinder Agreement.

(iii)                               Such Buyer shall have delivered its applicable Purchase Price to the Company (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(f)) for the Series B Preferred Shares being purchased by such Buyer at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv)                              The representations and warranties of such Buyer shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Buyer Material Adverse

Effect” and words of similar import set forth therein) in all material respects as of the applicable Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the applicable Closing Date.

7.                                      CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the applicable Series B Preferred Shares at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived (in whole or in part) by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                                     The Company shall have (A) duly executed and delivered to such Buyer each of the Transaction Documents and (B) issued to such Buyer in book-entry form such number of applicable Series B Preferred Shares being purchased by such Buyer as the applicable Closing and delivered to such Buyer a copy from the Company’s books and records evidencing such issuance.

(ii)                                  Such Buyer shall have received the opinion of (i) Hogan Lovells US LLP and (ii) Richards, Layton & Finger, P.A., the Company’s outside counsels, each dated as of the applicable Closing Date, in substantially the form of Exhibit F-1 and Exhibit F-2, respectively, attached hereto.

(iii)                               The Company shall have delivered to such Buyer the duly executed Amendment No. 1 to Rights Agreement, dated as of February 3, 2019, by and between the Company and Computershare Trust Company, N.A., as rights agent.

(iv)                              The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v)                                 The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State, as of a date within ten (10) days of the applicable Closing Date.

(vi)                              The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Board in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, in the form attached hereto as Exhibit G.

(vii)                           The representations and warranties of the Company shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the applicable

Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

(viii)                        The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not be suspended, in each case, on the applicable Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix)                              The Certificate of Designation in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(x)                                 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi)                              Such Buyer shall have received the Company’s wire instructions on Company’s letterhead duly executed by an authorized executive officer of the Company.

(xii)                           If applicable, the Company shall have duly executed and delivered to such Affiliated Buyer the Joinder Agreement of such Affiliated Buyer.

8.                                      TERMINATION.  In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above. None of the Parties may rely, as a basis for terminating this Agreement or not consummating the transactions contemplated hereby, on the failure of any condition set forth in Section 6 or 7, as the case may be, to be satisfied, if such failure was caused by such Party’s failure to perform any of its obligations under this Agreement.

9.                                      MISCELLANEOUS.

(a)                                 Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                                  Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, the Expense Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Nothing contained herein or any other Transaction Documents shall limit, expand or in any way modify the terms and conditions of that certain Non-Disclosure Agreement by and between the Company and Starboard Value LP, to be entered into in connection with the execution of the Governance Agreement, and which remains in full force and effect pursuant to the terms thereof.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Conversion Shares issued or issuable pursuant to the terms of the Series B Preferred Shares and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Registrable Securities (the “Required Holders”).  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of Series B Preferred Shares.

(f)                                   Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail; or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Papa John’s International, Inc.

2002 Papa John’s Boulevard

Louisville, Kentucky 40299-2367

Telephone:	(502) 261-7272
Facsimile:	(502) 261-4705
Attention:	Caroline Oyler, Senior Vice President, Chief Legal and Risk Officer
E-mail:	Caroline_Oyler@papajohns.com

with a copy (for informational purposes only) to both:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Telephone:	(202) 637-5600
Facsimile:	(202) 637-5910
Attention:	John Beckman, Esq.
E-mail:	john.beckman@hoganlovells.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-674

Telephone:	(212) 872-1059
Facsimile:	(212) 872-1002
Attention:	Daniel Fisher, Esq.
Gerald Brant, Esq.
E-mail:	dfisher@akingump.com
gbrant@akingump.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series B Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.  No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that an Original Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of such Buyer without the Company’s prior written consent; provided, further, that (x) in the event of an assignment of the rights and obligations with respect to an Optional Closing, an Affiliated Buyer duly executes a Joinder Agreement and such duly executed Joinder Agreement is promptly delivered to the Company and (y) in the event of any other assignment, such Affiliated Buyer duly executes a written agreement agreeing to be bound by the terms and conditions of this Agreement applicable to a Buyer, as if an original party hereto.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)                                     Survival.  Unless this Agreement is terminated under Section 8, (A) the representations and warranties of the Company (other than Sections 3(a)-(e), 3(g)-(i), 3(o) or 3(w)-(hh) (collectively, the “Fundamental Representations”)) contained in Section 3 shall survive each Closing until the twenty four (24) month anniversary of the Initial Closing, (B) the Fundamental Representations, the Buyers’ representations and warranties set forth in Section 2 and the Lead Investor’s representation and warranty set forth in Section 4(f) shall survive each Closing indefinitely, and (C) the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing and the delivery and exercise of Securities, as applicable, until fully performed in accordance with their terms.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                                    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                 Indemnification.

(i)                                     In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer, such Buyer’s direct or indirect affiliates and investment advisors and managers (the “Buyer Related Parties”), and all of such Buyer Related Parties’ respective direct or indirect officers, directors, employees, principals, partners, members, affiliates, advisors and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, and together with the Buyer Related Parties, the “Indemnitees”), as incurred and with such Indemnified Liabilities to be paid by the Company to the Indemnitees as soon as practicable but in any event no later than twenty-five (25) calendar days after written demand by Indemnitees therefor to the Company, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, provided, that such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty set forth in Section 9(k)(i), (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any action, cause of action, suit, claim, proceeding, investigation, subpoena or similar event brought or made against or involving, or served upon, such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from or related to (i) the investment in the Securities, the transactions contemplated by the Transaction Documents or the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) the public announcement by the Company of the Transaction Documents and/or the issuance of the Securities, including any accompanying release of the Company’s financial results, or (iv) the status of (x) such Indemnitee or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or (y) an officer or director of the Company being a nominee, employee or principal of any Indemnitee, except in the event that such cause of action, suit or claim is determined by a court of competent jurisdiction in a full and final resolution to be the sole result of the gross negligence, willful misconduct or fraud by any Buyer.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii)                                  A claim for indemnification for any matter not involving a Third Party Claim (as defined below) may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnitor hereunder (the “Indemnifying Party”) shall not preclude the Indemnitee from any indemnification that it may claim in accordance with this Section 9(k) unless and to the extent the Indemnifying Party is materially prejudiced by such failure.

(iii)                               Promptly after the receipt by an Indemnitee of notice of any indemnifiable claim hereunder, or of any action, cause of action, suit, proceeding, claim, investigation, subpoena or similar event by a third party that an Indemnitee believes in good faith is an indemnifiable claim hereunder (each, a “Third Party Claim”), such Indemnitee shall deliver to the Indemnifying Party a written notice of such Third Party Claim (which notice shall include reasonable detail, to the extent then known, of the basis for the liability and the particular section of the Agreement breached and a copy of all papers served with respect to such Third Party Claim and any other reasonably necessary documents), and the Indemnifying Party shall have the right to request to participate in and, with the consent of the Indemnitee (such consent not to be unreasonably withheld, delayed, or conditioned), to assume control of the defense thereof with counsel selected by Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnitees to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnifying Party would be inappropriate due to (i) actual conflicts of interests between such Indemnitee and the Indemnifying Party or (ii) the nature of such Third Party Claim.  The Indemnitee shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such Third Party Claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably requested by the Indemnifying Party which relates to such Third Party Claim.  The Indemnifying Party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  No Indemnifying Party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim and such settlement shall not include any admission as to fault on the part of the Indemnitee.  Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Indemnifying Party within a reasonable time shall not relieve such Indemnifying Party of any liability to the Indemnitee under this Section 9(k), except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

(iv)                              Notwithstanding any other provision of this Agreement, except in the case of fraud, no party shall be liable for any indirect (including lost profit), exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

(l)                                     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)                             Remedies. Subject to Section 9(k)(iv), each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Subject to Section 9(k)(iv), any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company and each Buyer recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers or the Company, as applicable.  The Company and each Buyer therefore agrees that the non-breaching party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)                                 Adjustments.  All Series B Preferred Shares and Purchase Prices per Series B Preferred Share set forth in this Agreement shall be adjusted as appropriate for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Series B Preferred Shares occurring after the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Steve M. Ritchie
Name: Steve M. Ritchie
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

By: Starboard Value LP, its investment manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value LP, its investment manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP, its manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address, Facsimile Number and Email	Number of Initial Series B Preferred Shares	Initial Purchase Price	Legal Representative’s Address, Facsimile Number and Email

Starboard Value and Opportunity Master Fund Ltd.	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	129,200	$129,200,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

Starboard Value and Opportunity Master Fund L LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	10,400	$10,400,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

Starboard Value and Opportunity S LLC	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	19,400	$19,400,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

Starboard Value and Opportunity C LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	11,200	$11,200,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

Account Managed by Starboard Value LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	29,800	$29,800,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

TOTAL		200,000	$200,000,000